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                                                                   Exhibit 10.44

                           LOWRANCE ELECTRONICS, INC.
                             2001 STOCK OPTION PLAN

                              AMENDED AND RESTATED
                        INCENTIVE STOCK OPTION AGREEMENT

         This Amended and Restated Incentive Stock Option Agreement (the "Agreement") is entered into effective as of the 18th day of July, 2003, between Lowrance Electronics, Inc., an Oklahoma corporation (the "Company"), and Jane M. Kaiser (the "Participant").

         1. STOCK OPTION PLAN. This Agreement is entered into pursuant to the terms of the Lowrance Electronics, Inc. 2001 Stock Option Plan, as it may be amended from time to time (the "Plan"), which is incorporated herein and made a part hereof for all purposes. To the fullest extent possible, the terms of this Agreement shall be interpreted in a manner consistent with the terms of the Plan; however, to the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan; provided, however, under no circumstances shall this Agreement be amended to allow exercise of the Option or any part thereof prior to the occurrence of the events described in Section 4.

         2. GRANT OF OPTION. The Company hereby grants to the Participant and the Participant hereby accepts, subject to the terms and conditions hereof and the approval by the Shareholders of the 2001 Stock Option Plan of Lowrance Electronics, Inc., the right and option to purchase from the Company (the "Option") all or any part of an aggregate of 25,000 shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), at a per share purchase price equal to Two Dollars and Sixty-Seven cents ($2.67) per share (the "Exercise Price"), as such shares and Exercise Price may be adjusted in accordance with the Plan and Section 12 hereof. The Option is intended to be treated as an Incentive Stock Option under the Plan and Code Section 422, and not as a nonqualified stock option.

         3. EXPIRATION AND TERMINATION OF THE OPTION. The Option will expire at the end of business on July 24, 2011 (the "Expiration Date"). The Option may not be exercised after its expiration.

         4. EXERCISE OF THE OPTION. The Option may be exercised in whole or in part at any time or times only upon or after the first to occur of the following events: (a) the occurrence of any transaction by which Darrell J. Lowrance sells 100% of the shares he then owns directly, in a private placement or registered public offering or through Rule 144 sales; or (b) upon the sale by the Company of all or substantially all of the Company's assets and operations to a third party; or (c) on or after July 24, 2010. Exercise shall be accomplished by providing the Company with a completed Notice of Exercise in the form of Exhibit "A" attached hereto, which notice shall be effective upon payment in full of the Exercise Price and any amounts required for taxes pursuant to Section 14 below, and the satisfaction of all other conditions to exercise imposed under this Agreement. If the either of the events described in clause (a) or clause (b) shall occur prior to the Company's annual meeting of shareholders scheduled for December 11, 2001, the Company agrees to call a special meeting of shareholders to request approval of the 2001 Stock Option Plan prior to the occurrence of the event.

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         5.       PAYMENT OF EXERCISE PRICE. Upon any exercise of the Option, the total Exercise Price for the number of shares for which the Option is then being exercised and the amount of any federal, state and local withholding taxes imposed thereon shall be payable in full to the Company (i) by bank or certified check, or (ii) by delivery of whole shares of Common Stock owned by the Participant free and clear of all liens, claims and encumbrances and evidenced by negotiable certificates, valuing such shares at their Fair Market Value on the date of exercise, or (iii) by reducing the number of whole shares of Common Stock otherwise issuable to Participant as a result of the exercise, valuing such shares at their Fair Market Value on the date of exercise, or (iv) using a combination of the foregoing forms of consideration.

         6. TRANSFERABILITY OF OPTION. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Participant, only by the Participant, or, after Participant's death, by his legal representative or the holder of the Option by will, the laws of descent and distribution, or beneficiary designation pursuant to Section 8 of this Agreement. Any attempted transfer, assignment, pledge or other disposition or levy, attachment or similar process with respect to the Option not specifically permitted herein shall be null and void without effect.

         7. EFFECT OF TERMINATION OF EMPLOYMENT. In the event the Participant's employment with the Company terminates for any reason, other than the Participant's death, the Option shall automatically terminate. In the event of termination of the Participant's employment as a result of the Participant's death, the Option shall be exercisable as if the Participant remained employed by the Company.

         8. BENEFICIARY DESIGNATIONS. The Participant shall file with the Corporate Secretary of the Company a designation of one or more beneficiaries (each a "Beneficiary") to whom the Option otherwise exercisable by the Participant shall be distributed in the event of the death of the Participant while in the employ of the Company. The Participant shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Secretary of the Company. If any designated Beneficiary survives the Participant but dies before receiving all of his benefits hereunder, any remaining benefits due him shall be distributed to the deceased Beneficiary's estate. If there is no effective Beneficiary designation on file at the time of the Participant's death, or if the designated Beneficiary or Beneficiaries have all predeceased such Participant, the payment of any remaining benefits shall be made to the Participant's estate.

         9. LIMITATION OF RIGHTS. Nothing in this Agreement or the Plan shall be construed to:

                  (a) give the Participant any right to be awarded any further stock options other than in the sole discretion of the Compensation Committee of the Company Board of Directors;

                  (b) give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any Affiliate; or

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                  (c)      confer upon the Participant the right to continue in
the employment or service of the Company or any Affiliate, or affect the right of the Company or any Affiliate to terminate the employment or service of the Participant at any time or for any reason.

         10. PREREQUISITES TO BENEFITS. Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the Option awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person shall have been complied with as specified herein.

         11. RIGHTS AS A SHAREHOLDER. Neither the Participant nor the Participant's legal representative or Beneficiary shall have any rights as a shareholder of the Company with respect to the shares of Common Stock issuable upon exercise of this Option unless and until certificates representing such shares have been delivered pursuant to the terms hereof.

         12. ADJUSTMENTS. If the shares of Common Stock of the Company as a whole are increased, decreased or changed into, or exchanged for a different number or kinds of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number, kinds and exercise price of shares subject to this Option. Any such adjustment, however, shall be made without a change in the total exercise price of the shares underlying the Option. Further, no issuance by the Company of options, warrants, or shares of stock of any class, including securities convertible into shares of stock of any class or securities upon the conversion of such convertible securities or the exercise of any options or warrants, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares underlying the Option.

         13. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

         14. FEDERAL AND STATE TAXES. Participant agrees to pay to the Company, or to make arrangements satisfactory to the Committee to pay to the Company, as provided in this Option, all federal, state, or local taxes of any kind imposed on the Participant and required by law to be withheld by the Company in connection with the transactions contemplated by this Agreement.

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         15.      ENTIRE AGREEMENT. This Agreement supersedes all prior
agreements, whether written or oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

         16. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Oklahoma.

                  This Agreement is executed and delivered, in duplicate, pursuant to the Plan, the provisions of which are incorporated herein by reference.

                                    "Company"

                                    Lowrance Electronics, Inc.

                                    By:_______________________________
                                        Darrell J. Lowrance, President

                                    "Participant"

                                    __________________________________
                                    Jane M. Kaiser

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                                   EXHIBIT "A"

                            NOTICE OF EXERCISE UNDER

                        INCENTIVE STOCK OPTION AGREEMENT


To:   Lowrance Electronics, Inc. (the "Company")
From: ________________________________

Date: ________________________________

         Pursuant to the Incentive Stock Option Agreement (the "Agreement") (capitalized terms used without definition herein have the meanings given such terms in the Agreement) between the Company and myself effective
______________________, I hereby exercise my Option as follows:

Number of shares of Common Stock I wish to             ______
purchase under the Option

Exercise Price per share                        $      ______

Total Exercise Price                            $      ______

Income Tax Withholding                          $      ______

Total obligation                                $      ______

         I hereby represent, warrant, and covenant to the Company that:

         a. I can bear the economic risk of the investment in the Common Stock resulting from this exercise of the Option, including a total loss of my investment.

         b. I am experienced in business and financial matters and am capable of (i) evaluating the merits and risks of an investment in the Common Stock; (ii) making an informed investment decision regarding exercise of the Option; and (iii) protecting my interests in connection therewith.

         c. Any subsequent offer for sale or distribution of any of the shares of Common Stock shall be made only pursuant to (i) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, I shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the

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Committee, from counsel for or approved by the Committee, as to the applicability of such exemption thereto.

         I acknowledge that I must pay the total Exercise Price in full and make appropriate arrangements for the payment of all federal, state and local tax withholdings due with respect to the Option exercised herein, before the stock certificate evidencing the shares of Common Stock resulting from this exercise of the Option will be issued to me.

         I elect to pay in full the total Exercise Price for the Option exercised herein and all federal and state taxes imposed on me and required by law to be withheld by Company in connection with the exercise of this Option, through one or more of the following methods:

         1. I elect to pay $_________ of my obligation by enclosing a check made payable to the Company in the amount of $__________.

         2. I elect to pay $_________ of my obligation by enclosing certificate number(s) ___________, representing _______ shares of Lowrance Corporation, Inc. Common Stock owned by me free and clear of all liens claims and encumbrances, properly endorsed to the Company (to determine the number shares, divide such amount by the Fair Market Value per share on the date of exercise).

         3. I elect to pay $_________ of my obligation by reducing the number of shares of Common Stock that would otherwise be issuable to me upon this exercise, by _______ shares (to determine the number of shares, divide such amount by the Fair Market Value per share on the date of exercise).

                                  PARTICIPANT:
                                  ___________________________________

                                  RECEIVED BY THE COMPANY:

                                  By:_________________________________
                                  Title:______________________________

Date:____________________

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